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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2001

Best Buy Co., Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-9595 (Commission File Number)	41-0907483 (IRS Employer Identification No.)
7075 Flying Cloud Drive Eden Prairie, Minnesota (Address of principal executive offices)	55344 (Zip Code)

Registrant's telephone number, including area code: (952) 947-2000

N/A
(Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

    On February 1, 2001, the Board of Directors of Best Buy Co., Inc. approved an increase in the size of the Company's Board to eleven directors and appointed Allen U. Lenzmeier and Jack W. Eugster to the newly created directorships. Mr. Lenzmeier, a 16-year Best Buy veteran, was also promoted to President, Best Buy Retail Stores. Mr. Eugster was the President and Chief Executive Officer of Musicland Stores Corporation which was acquired by Best Buy Co., Inc. on January 31, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC. (Registrant)
Date: February 20, 2001	By:	/s/ DARREN R. JACKSON
Name: Darren R. Jackson Title: Senior Vice President—Finance, Treasurer and Chief Financial Officer

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SIGNATURE